UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2005

Commerce Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	1-12069	22-2433468
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034-5400
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(856) 751-9000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following information is included in this document as a result of the Company's desire to comply with its policy regarding public disclosure of corporate information. The Company may or may not continue to provide similar information in the future using this format.

Forward-looking Statements and Associated Risk Factors

The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

1.	Q.	What has been your deposit growth for the first two months of this quarter?

A.	Deposits	6/30/05	8/31/05	Two Month $ Increase

	Core Deposits	$29.6	$32.1	+ $2.5 Billion
	Total Deposits	$30.5	$33.1	+ $ 2.6 Billion

				Year over Year
	Deposits	8/31/04	8/31/05	$ Increase	% Increase
	(dollars in millions)

	Core Deposits	$24,670	$32,122	+ $ 7,452	30.2%
	Total Deposits	$25,725	$33,129	+ $ 7,404	28.8%

2. Q.	What has been your loan growth for the first two months of the third quarter?

				Two Month
A.	Net Loans	6/30/05	8/31/05	$ Increase
	(dollars in millions)

		$10,547	$10,831	$284

				Year over Year
	Net Loans	8/31/04	8/31/05	$ Increase	% Increase

		$8,598	$10,831	$2,233	26.0%

3.	Q.	The current First Call earnings per share (“E.P.S.”) consensus projection for the third and fourth quarters of 2005 are $.47 and $.49, respectively. Do you expect to meet these consensus projections?

A.
The continued flattening of the yield curve over an extended period of time has had a greater negative impact on net interest income, net income and earnings per share than originally projected by management. Inasmuch as the current difficult operating environment may continue for an uncertain period of time, the Company projects net income of $.45 per share for the third quarter and approximately $.45 per share for the fourth quarter of 2005.

During this period of uncertainty, the Company remains very confident in its business model as evidenced by our continued

substantial increase in deposits. It will continue its store expansion in accordance with its stated plan and will not take any actions to jeopardize the continued success of our business model.

4.	Q.	Do you have any comments on your financial results?

A.	Chairman Hill stated: "We are pleased with our continued deposit growth of 29+%, but disappointed with projected third quarter EPS growth of 7%, caused by the flattening yield curve.

When the yield curve stops flattening, income growth will be driven by deposit growth. Our long-term growth targets remain deposit growth of 25% and EPS growth of 20%."

5.	Q.	How are your store expansion plans progressing?

A.
We continue to aggressively expand our store network in the Metro New York, Metro Philadelphia, and Metro Washington, D.C. markets. Also, site acquisitions in Southeast Florida have begun with our first new store openings expected in early 2006.

For this quarter, we will open 16 stores.

We are confident that we will open 50 - 55 stores this year and approximately 65 in 2006.

By the end of 2006, we expect to have approximately 440 stores.

6.	Q.	Recently, you announced the hiring of Jon Sandeen, a former executive at Wal-Mart stores. What will be his role at Commerce?

A.
Jon Sandeen was formerly Vice President of New Store Construction and Design for Wal-Mart stores. Over the last 18 years, Jon has been part of the Wal-Mart development team. Most recently, he was Senior Manager in charge of all new Wal-Mart store construction in America which this year will exceed over 300 Wal-Mart and Sam’s locations.

Development has been and will always be an important component of our efforts to build a national brand. As Director of Development, Jon’s experience at Wal-Mart will be invaluable. Having him on the Commerce team reinforces our confidence in meeting our store development goals for this year and future years.

7.	Q.	What are the terms of the redemption of your convertible trust preferred and how will the conversion affect your financials?

A.
On August 15, 2005 the Company announced the Notice of Redemption of all $200 million of its publicly traded 5.95% Convertible Trust Preferred Securities (OTCBB Symbol: Commerce Cap II (CBH Pfd) 5.95%, 3/11/32 Series) (the “Securities”) issued by Commerce Capital Trust II on May 11, 2002.

Holders of these Securities have the option of redeeming in cash at $50.00 plus accrued interest for each Security or converting each Security into 1.8956 shares of common stock with a market value at the close of business on Friday, August 12, 2005, of $66.84. Holders may convert their securities through the close of business on September 13, 2005.

Holders of these Securities as of the record date of September 1, 2005 who convert their securities will be paid a cash distribution on September 15, 2005 for the interest accrued through the date of conversion.

The impacts on the Company’s financials include the following:

▪	After conversion of these Securities, the Company’s total stockholders’ equity will be approximately $2.1 billion and its market capitalization will approximate $5.8 billion.

▪	Book value per share will increase to approximately $12.13.

▪
The Company has no plans to issue additional equity capital for the foreseeable future. However, upon the redemption of these Securities, the Company will have no long-term debt and will have the capacity to issue up to $700 million in trust preferred securities which are included in regulatory capital.

8.	Q.	You recently announced the very successful opening of your store in New York City’s Chinatown at which almost 7,000 accounts were opened during the first weekend. What is the status now?

A.	The Chinatown store located at Bowery & Canal Streets opened on July 8, 2005. After two months, the store had 21,000 accounts and total deposits of $38 million.

9.	Q.	When do you expect the acquisition of Palm Beach County Bank to be completed?

A.	It should be completed in the fourth quarter of this year. In January 2006, our Palm Beach County Bank branches will be converted to Commerce stores.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Commerce Bancorp, Inc.

September 12, 2005	By:	/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Senior Vice President and Chief Financial Officer